ROSS MILLER
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708
        Webside: secretaryofstate.biz

Entity #
E0187692007-6
Document Number
20070186114-50

ARTICLES OF INCORPORATION	Date Filed
(PERSUANT TO NRS 78)	03/16/2007 11:39 AM
In the office of
/s/ Ross Miller Ross Miller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	FORTE METALS, INC.
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street Carson City Nevada 89706 Street Address City State Zip Code Optional mailing Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 Par Value: $ .001 Number of shares without par value
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. CHRIS LORI Name 4275 ST. PAULS AVE. NORTH VANCOUVER CANADA V7N 1T4 Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be:
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	CSC SERVICES INC. /s/ C Wood Name Signature 502 E. JOHN STREET CARSON CITY NV 89706 Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: /s/ C Wood 4/06/06 Authorized Signature of R.A. or On Behalf of R.A Company Date

This form must be accompanied by approriate fees. See attached fee schedule.